Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jeffrey Weiner, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of LinkedIn Corporation on Form 10-Q for the fiscal quarter ended September 30, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of LinkedIn Corporation.

Date: November 3, 2011

By:	/s/ Jeffrey Weiner
Name:	Jeffrey Weiner
Title:	Chief Executive Officer

I, Steven Sordello, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of LinkedIn Corporation on Form 10-Q for the fiscal quarter ended September 30, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of LinkedIn Corporation.

Date: November 3, 2011

By:	/s/ Steven Sordello
Name:	Steven Sordello
Title:	Senior Vice President and Chief Financial Officer